Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
787 SEVENTH AVENUE	BRUSSELS	NEW YORK
NEW YORK, NY 10019	CHICAGO	SAN FRANCISCO
(212) 839 5300	DALLAS	SHANGHAI
(212) 839 5599 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866

May 23, 2007
Delphi Financial Group, Inc.
1105 North Market Street
Suite 1230
Wilmington, Delaware 19899
     Re: Delphi Financial Group, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to Delphi Financial Group, Inc. (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company of (i) a Registration Statement on Form S-3 (File No. 333-142932) on May 14, 2007, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 15, 2007 (such registration statement, as amended (other than the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended), including the documents incorporated by reference therein, the “Registration Statement”), (ii) a prospectus dated May 15, 2007 (including the documents incorporated by reference therein the “Prospectus”) relating to debt securities and junior subordinated debt securities (the “Securities”) to be issued by the Company and (iii) a prospectus supplement to the Prospectus dated May 15, 2007 relating to the Securities (the “Prospectus Supplement” and together with the Prospectus, the “Securities Prospectus”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and supplements to the Prospectus pursuant to Rule 415 under the Act in an indeterminate amount. The Securities will be issued under an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), substantially in the form attached as an exhibit to the Registration Statement.
          In furnishing this letter, we have reviewed, and participated in the preparation of: (i) the Registration Statement, including the Securities Prospectus, and (ii) the form of Indenture.
          We have also examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

May 23, 2007

set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate.
          We have assumed further that (1) at the time of authorization, execution and delivery by the Company of the Indenture, the Company will be validly existing and in good standing under the law of the State of Delaware, (2) at the time of execution, authentication, issuance and delivery of the Securities the Company will be validly existing and in good standing under the law of the State of Delaware and (3) the execution, delivery and performance by the Company of the Indenture and the Securities will not violate the law of the State of Delaware or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.
          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Securities issued by the Company will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and the Company as contemplated by the Securities Prospectus; and (iii) the Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          The above opinion with regard to the enforceability of the Securities is qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
          We express no opinion as to the laws of any jurisdiction other than Delaware general corporate law and the laws of the State of New York, as currently in effect. This letter speaks as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

May 23, 2007

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Securities Prospectus forming a part thereof and to the incorporation by reference of this letter and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Sidley Austin LLP